SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2006

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	000-50055 (Commission File Number)	22-3768777 (IRS Employer Identification No.)

155 Morristown Road Bernardsville, New Jersey (Address of principal executive offices)	07924 (Zip Code)

(908) 630-5000
(Registrant's telephone number, including area code)

Item 1.01. Amendment to Material Contracts

        On December 30, 2005, the Registrant’s Board of Directors approved accelerating the vesting of all options to purchase the Company’s common stock granted to the Registrant’s Key Employees and Service Providers ( as such terms are defined in the Registrant’s 2001 Combined Stock Option Plan ( the “Plan”)) which are outstanding and unvested as of December 30, 2005. The acceleration will be effective as of the close of business on December 30, 2005, at which time all such options shall be exercisable, and affects options covering a total of 71,106 shares granted under the Plan.

        The primary purpose of accelerating vesting is to eliminate future compensation expense the Company would otherwise recognize in its future income statements with respect to the options under Statement of Financial Accounting Standards No. 123, “Share Based Payment (revised 2004)” (“SFAS 123(R)”). The Company is required to adopt SFAS 123(R) effective January 1, 2006. SFAS 123(R) generally requires the recognition of compensation cost for the fair value of equity-based compensation to employees over the service period. The Company estimates that the future pre-tax expense to be eliminated as a result of acceleration of vesting of outstanding options is approximately $180,000 over the next three years during which the options otherwise would have vested.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Somerset Hills Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 6, 2006	SOMERSET HILLS BANCORP By: /s/Stewart E. McClure, Jr. President and Chief Executive Officer